                                                                EXHIBIT 10.21


                                SUPPORT AGREEMENT

         THIS SUPPORT AGREEMENT (the "Agreement") dated as of April 3, 1998, between Ferris, Baker Watts, Incorporated ("FBW"), Gerard Klauer Mattison & Co., Inc. ("GKM"), and each of the individuals listed on Schedule A attached hereto (collectively, the "Stockholders").

         WHEREAS, Dunn Computer Corporation, a Delaware corporation ("Dunn") has entered into a letter agreement with FBW, dated January 15, 1998 (the "Engagement Letter"), pursuant to which FBW has agreed to serve as lead managing underwriter in connection with a proposed public offering of common stock (the "Offering"), the net proceeds of which are contemplated to be used in connection with the acquisition by Dunn of International Data Products, Corp. ("IDP") and its affiliate, Puerto Rico Industrial Manufacturing Corp. ("PRIMO") (collectively the transactions are referred to as the "IDP Acquisition"); and

         WHEREAS, the IDP Acquisition is to be accomplished through a reorganization whereby Dunn Computer Corporation, a Virginia corporation incorporated on February 26, 1998 (the "Company"), will become a holding company owning 100% of the issued and outstanding capital stock of Dunn, IDP and another subsidiary which will acquire substantially all of the net assets of PRIMO; and

         WHEREAS, in connection with the reorganization, a newly-formed Delaware subsidiary of the Company will merge with and into Dunn (the "Merger"); and

         WHEREAS, in connection with the Merger, the Company has entered into an Agreement of Merger ("Merger Agreement") with Dunn, dated as of March 18, 1998, pursuant to which the Company would acquire Dunn through the conversion of (i) each issued and outstanding share into the right to receive a share of common stock of the Company; (ii) each outstanding option to purchase common stock of the Company into an option to purchase a like number of shares of the common stock of the Company; and (iii) each outstanding warrant to purchase shares of commons stock of the Company into a warrant to purchase shares of the Company's common stock; and

         WHEREAS, pursuant to Delaware law, the Merger and the Merger Agreement must be approved by the stockholders of Dunn; and

         WHEREAS, the closing of each of the Offering, the IDP Acquisition and the Merger will occur simultaneously (the "Closing"( and each is conditioned upon the closing of the other. As a result of the reorganization, the Company will be the issuer of the common stock in the Offering; and

         WHEREAS, the specific terms and conditions of the underwritten offering are to be set forth in a definitive underwriting agreement (the "Underwriting Agreement") to be executed by and between the Company, certain selling stockholders and the underwriters, as represented by FBW and GKM (the "Representatives"), at the time the public offering price for the Offering is determined; and

         WHEREAS, the Stockholders (i) collectively possess the sole or joint right to vote, or direct the voting of, an aggregate of 3,790,000 shares of common stock, $.001 par value, of Dunn (the "Shares") which constitute approximately 74% of the outstanding capital stock of the Dunn, no other shares of any other class of capital stock of Dunn being issued or outstanding, and
(ii) individually possess the right to vote, or direct the voting of, the number of shares set forth opposite such Stockholder's name on Schedule A hereto; and

         WHEREAS, the Stockholders (i) collectively possess the sole or joint power to dispose of, or to direct the disposition of an aggregate of 3,790,000 Shares, which constitute approximately 74% of the outstanding capital stock of Dunn, and (ii) individually possess the power to dispose of, or direct the disposition of the number of Shares set forth opposite such Stockholder's name on Schedule A hereto; and

         NOW, THEREFORE, to induce the Representatives to initiate preliminary selling efforts in connection with the Offering and in consideration of the mutual covenants and agreements set forth herein and in the Engagement Letter (and subject to the conditions and limitations set forth in the Engagement Letter) and intending to be legally bound hereby, the parties hereto agree as follows:

         1. REPRESENTATIONS OF STOCKHOLDERS. Each of the Stockholders, severally, and not jointly, represent that:

            (a)(1) such Stockholder possesses the sole or joint right to vote, or direct the voting of, all of the Shares set forth on Schedule A opposite the Stockholder's name, (2) such number of Shares constitutes all of the Shares with respect to which the Stockholder possesses the sole or joint right to vote, or direct the voting of, as the case may be, and (3) such Stockholder has good and marketable title to all of the Shares indicated on said list opposite the Stockholder's name, free of all restrictions and encumbrances of every kind and character, except as indicated on Schedule A.

             (b)(1) such Stockholder possesses the sole or joint power to dispose of, or direct the disposition of, the Shares set forth on Schedule A opposite the Stockholder's name, (2) such number of Shares constitutes all of the Shares with respect to which the Stockholder possesses or will possess the sole or joint power to dispose of or direct the disposition of, and (3) such Stockholder has good and merchantable title to all of the Shares indicated on said list opposite the Stockholder's name free of all restrictions and encumbrances of any kind or character except as indicated on Schedule A.

             (c) such Stockholder has full right, power and authority to enter into, deliver and perform this Agreement; this Agreement has been duly executed and delivered by such Stockholder; and this Agreement constitutes the legal, valid and binding obligation of the Stockholder, and is enforceable in accordance with its terms.

         2. COVENANTS OF STOCKHOLDERS. Each of the Stockholders, severally and not joint, covenant as follows:

            (a) RESTRICTIONS ON TRANSFER. Subject to the fiduciary obligations of such Stockholder as a director of Dunn, with respect to Shares listed on Schedule A, during the term of this Agreement, such Stockholder shall not pledge, hypothecate, grant a security interest in, sell, transfer or otherwise dispose of or encumber any of such Shares and will not enter into any agreement, arrangement or understanding (other than a proxy for the purpose of voting his or her Shares in accordance with Subparagraph 2(c) hereof) which would, during that term (i) restrict, (ii) establish a right of first refusal to, or (iii) otherwise relate to the transfer or voting of such Shares.

            (b) OTHER RESTRICTIONS. Subject to the fiduciary obligations of such Stockholder as a direct of Dunn, during the term of this Agreement, such Stockholder shall not, directly or indirectly, solicit, initiate or encourage inquiries or proposals from, or participate in any discussions or negotiations with, or provide any information to, any individual, corporation, partnership, or other person, entity or group (other than the Company, IDP and PRIMO and the affiliates, officers, employees, representatives and agents of each of them) concerning any sale of assets, sale of shares of Capital stock, merger, consolidation, share exchange or similar transactions involving Dunn, and such Stockholder will use all commercially reasonable efforts to assure that Dunn takes no such steps. Such Stockholder shall promptly advise the Representatives of, and communicate to the Representatives, the terms of, any such inquiry or proposal addressed either to such Stockholder or to Dunn that such Stockholder receives or of which such Stockholder has knowledge.

            (c) MERGER. With respect to the Shares listed on Schedule A, such Stockholder shall vote such Shares in favor of the Merger Agreement, the Merger and the transactions contemplated thereby. Each of the Stockholders, further agrees to use all commercially reasonable efforts to cause the Merger to be effected, subject to such Stockholder's fiduciary obligations as a director.

            (d) ADDITIONAL SHARES. The provisions of subparagraphs (a) and
(c) above shall apply to all Shares currently owned and hereafter acquired, of record or beneficially, by each of the Stockholders.

         3. TERMINATION.  This Agreement shall terminate upon the Closing

         4. GOVERNING LAW. This Agreement shall in all respects be governed by and construed under the laws of the State of Maryland, all rights and remedies being governed by such laws, without regard to conflict of law principles.

         5. BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors and assigns, except that neither party may transfer or assign any of its respective rights or obligations hereunder without the prior written consent of the other party.

         6. COUNTERPARTS. For convenience of the parties hereto, this Agreement may be executed in several counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Representatives and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                    FERRIS, BAKER WATTS, INCORPORATED


                                    By:  /s/ Charles W. Place
                                        --------------------------------------
                                         Charles W. Place
                                         Vice President

                                    GERARD KLAUER MATTISON & CO., INC.


                                    By:  /s/ Christopher H. Sands
                                        --------------------------------------
                                         Christopher H. Sands
                                         Managing Director

                                    STOCKHOLDERS


                                    /s/ John D. Vazzana
                                    ------------------------------------------
                                       John D. Vazzana


                                    /s/ Thomas P. Dunne
                                    ------------------------------------------
                                       Thomas P. Dunne



                                    /s/ Claudia N. Dunne
                                    ------------------------------------------
                                       Claudia N. Dunne

                                SCHEDULE A


-------------------------------------------------------------------------------------------------

                                                                       Number of
                                                        Number of     Shares as to
                                                      Shares as to    which Holder
                                                      which Holder     has Sole or
                      Number of          Number of    has Direct or   Shared Power
                       Shares          Shares as to     Indirect           to
                     as to which       which Holder      Control       Dispose or
                   Holder has Sole   has Joint Power   of Power to       Direct
     Name           Power to Vote        to Vote          Vote         Disposition    Encumbrance
     ----           -------------        -------          ----         -----------    -----------
-------------------------------------------------------------------------------------------------
Thomas P. Dunne       2,085,000               0               0            Same            None
-------------------------------------------------------------------------------------------------
Claudia N. Dunne        560,000               0               0            Same            None
-------------------------------------------------------------------------------------------------
John D. Vazzana      1,145,000               0               0            Same            None
-------------------------------------------------------------------------------------------------
                                              0               0            Same            None
-------------------------------------------------------------------------------------------------
Total                 3,790,000
-------------------------------------------------------------------------------------------------





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